
<ARTICLE> 9
<LEGEND>
This schedule contains summary financial information extracted from the Bankers
Trust Corporation and Subsidiaries consolidated statement of condition at June
30, 1998 and the consolidated statement of income for the six months ended June
30, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-START>                             JAN-01-1998
<PERIOD-END>                               JUN-30-1998
<CASH>                                            2221
<INT-BEARING-DEPOSITS>                            1645
<FED-FUNDS-SOLD>                                  3445
<TRADING-ASSETS>                                 63449<F1>
<INVESTMENTS-HELD-FOR-SALE>                      12105
<INVESTMENTS-CARRYING>                               0
<INVESTMENTS-MARKET>                                 0
<LOANS>                                          22911
<ALLOWANCE>                                        678
<TOTAL-ASSETS>                                  172311
<DEPOSITS>                                       46543
<SHORT-TERM>                                     53106<F2>
<LIABILITIES-OTHER>                              12116<F3>
<LONG-TERM>                                      19916
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                        493
<COMMON>                                           105
<OTHER-SE>                                        4961
<TOTAL-LIABILITIES-AND-EQUITY>                  172311
<INTEREST-LOAN>                                    832
<INTEREST-INVEST>                                  338
<INTEREST-OTHER>                                  1819<F4>
<INTEREST-TOTAL>                                  4294
<INTEREST-DEPOSIT>                                1191
<INTEREST-EXPENSE>                                3526
<INTEREST-INCOME-NET>                              768
<LOAN-LOSSES>                                      120<F5>
<SECURITIES-GAINS>                                  44
<EXPENSE-OTHER>                                   2645
<INCOME-PRETAX>                                    536
<INCOME-PRE-EXTRAORDINARY>                         536
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       386
<EPS-PRIMARY>                                     3.62
<EPS-DILUTED>                                     3.46
<YIELD-ACTUAL>                                    1.28
<LOANS-NON>                                        257
<LOANS-PAST>                                         0
<LOANS-TROUBLED>                                    26
<LOANS-PROBLEM>                                      0
<ALLOWANCE-OPEN>                                   997
<CHARGE-OFFS>                                      115
<RECOVERIES>                                         9
<ALLOWANCE-CLOSE>                                 1011<F6>
<ALLOWANCE-DOMESTIC>                               117
<ALLOWANCE-FOREIGN>                                304
<ALLOWANCE-UNALLOCATED>                            257

<F1>Trading assets are net of allowance of 320.
<F2>Short-term borrowings include the following:
Securities loaned and securities sold under
  repurchase agreements                          26057
Other short-term borrowings                      27049
    Total                                        53106
<F3>Other liabilities include the following:
Accounts payable and accrued expenses             5866
Other liabilities                                 5738
Acceptances outstanding                            512
    Total                                        12116
<F4>Other interest income includes the following:
Interest-bearing deposits with banks               183
Federal funds sold                                 112
Securities purchased under resale agreements       789
Securities borrowed                                664
Customer receivables                                71
    Total                                         1819
<F5>Amount represents credit loss provision - trading
<F6>The Corporation has allocated its total allowance for credit losses as follows: 678 as a reduction of loans, 320 as a reduction of trading assets, and 13 as other liabilities related to all other credit related items.

